Exhibit 77(q)(1)

                                    Exhibits

(a)(1) Articles of Amendment to the ING Variable Portfolios, Inc. dated February 17, 2004, changing the name of the ING VP Technology Portfolio to the ING VP Global Science and Technology Portfolio is filed herein.
(e)(1) Amended Investment Management Agreement between ING Variable Portfolios, Inc. and ING Investments, LLC effective April 1, 2004 is incorporated by reference to Post-Effective Amendment No. 22 to the Registrant's Form N-1A Registration Statement on April 30, 2004.
(e)(2) Schedule A with respect to the Amended Investment Management Agreement between ING Variable Portfolios, Inc. and ING Investments, LLC is incorporated by reference to Post-Effective Amendment No. 22 to the Registrant's Form N-1A Registration Statement on April 30, 2004.
(e)(3) Amended Schedule A with respect to the Sub-Advisory Agreement between ING Investments, LLC and Aeltus Investment Management, Inc. is filed herein.
(e)(4) Sub-Advisory Agreement between ING Investments, LLC and BlackRock Advisors, Inc. is incorporated by reference to Post-Effective Amendment No. 22 to the Registrant's Form N-1A Registration Statement on April 30, 2004.
(e)(5) Schedule A with respect to the Sub-Advisory Agreement between ING Investments, LLC and BlackRock Advisors, Inc. is incorporated by reference to Post-Effective Amendment No. 22 to the Registrant's Form N-1A Registration Statement on April 30, 2004.
(e)(6) Restated Expense Limitation Agreement effective August 1, 2003 by and between ING Investments, LLC and ING Variable Portfolios, Inc. is incorporated by reference to Post-Effective Amendment No. 22 to the Registrant's Form N-1A Registration Statement on April 30, 2004.
(e)(7) Amended Schedule A to the Restated Expense Limitation Agreement by and between ING Investments, LLC and ING Variable Portfolios, Inc. is filed herein.